Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001 relating to the consolidated financial statements and financial statement schedule of GPU, Inc., which appears in GPU, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 26, 2001